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                              AMENDMENT TO SUBLEASE
                              ---------------------


         THIS AMENDMENT TO SUBLEASE (this "Amendment") is made as of Sept. 23, 2003 by and between 17th LUDLOW PROPERTY, L.L.C., a Delaware limited liability company (the "Landlord") having an office at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 and eResearchTechnology, Inc., a Delaware Corporation (the "Tenant") having an office at 30 South 17th Street, Philadelphia, PA 19103.



                                   Background
                                   ----------
         A. Reference is made to:

                  (a) that certain Lease Agreement dated June 13, 1973 (the "Prime Lease") between Paul F. Hellmuth, Gordon E. Emerson, Jr., Robert C. Elder and John M. Hines as Trustees for Middle City Trust (the "Prime Landlord"), as landlord, and Raytheon Engineers and Constructors, Inc. ("Raytheon"), as tenant, for certain premises in the office building located at 30 South 17th Street, Philadelphia, Pennsylvania and commonly known as United Plaza (the "Building"), as amended;

                  (b) that certain Sublease Agreement dated as of June 24, 1998 (the "Original Sublease") by and between Raytheon, as sublandlord, and Premier Research Worldwide, Ltd. ("Premier"), as subtenant, for a portion of Raytheon's leased premises consisting of the eighth and ninth floors of the Building;

                  (c) that certain Asset Assignment and Transfer Agreement dated as of January 1, 2000 (the "Assignment") between Premier, as assignor, and eResearch Technology, Inc., whose name was later changed to eRT Operating Company ("eRT"), as assignee, assigning, inter alia, Tenant's interest in the Original Sublease to eRT;

                  (d) that certain letter agreement regarding recognition and attornment dated as of October 29, 2001 (the "Letter Agreement") between eRT and Landlord (successor in interest, as current owner of the Building, to the original Prime Landlord), pursuant to which, among other things, the Original Sublease became a direct lease between Landlord and eRT and was amended whereby eRT surrendered to Landlord the ninth floor of the Building and leased directly from Landlord the eighth floor of the Building (the eighth floor of the Building being herein referred to as the "Subleased Premises"), under the terms and conditions set forth in the Original Sublease and incorporated provisions of the Prime Lease, as amended by the Letter Agreement (the Original Sublease, the incorporated provisions of the Prime Lease and the Letter Agreement being herein referred to collectively as the "Amended Sublease");


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                  (e) those corporate certain name changes whereby Premier's name was changed to PRWW Limited and then changed again (after the name of the original eResearch Technology, Inc. was changed to eRT Operating Company), to eResearch Technology, Inc., and

                  (f) that certain merger on December 31, 2001 whereby eResearch Technology acquired all the stock of eRT, and thereby became eRT's successor in interest in the Amended Sublease, and became the current Tenant.

         B. Landlord and Tenant desire to extend the term of the Amended Sublease on the terms and conditions set forth in this Amendment.

                                    Agreement
                                    ---------
         NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, Landlord and Tenant agree as follows:

         1. Definitions. Capitalized terms appearing in this Amendment and not otherwise defined shall have the respective meanings given to those terms in the Amended Sublease. Effective upon execution and delivery of this Amendment, all references to the "Sublease" shall mean the Amended Sublease as amended by this Amendment.

         2. Amendment of Term. The term of the Amended Sublease is hereby extended by three additional years (the "Extension Period"). Reflecting that extension, Article B of the Original Sublease, captioned "Definitions and Basic Terms" is hereby amended at definition 0.8, "Term" to change the stated expiration date from 5:00 PM on August 30, 2005 to 5:00 PM on August 30, 2008. All references in the Amended Sublease to the "expiration date", "expiration of the Term" or otherwise to the scheduled end of the Term shall be deemed to mean August 30, 2008.

         3. Amendment of Square Footage. As of September 1, 2005, (a) the square footage of the Subleased Premises as set forth in the Letter Agreement is hereby amended from 29,078 rentable square feet to 30,632 rentable square feet, (b) the square footage of the Building as set forth in the Original Sublease is hereby amended from 587,637 to 606,653, and (c) the Subtenant's Proportionate Share with respect to the Subleased Premises is hereby amended from 4.95% to 5.05%.

         4. Base Rent Schedule. The Base Rent Schedule for the Extension Period shall be as follows:

        Extension
         Lease             Monthly            Annualized          Base Rent
          Year            Base Rent            Base Rent          Rate (PSF)
          ----            ---------          -----------          ----------
         1                $53,606.00         $643,272.00          $21.00
         2                $56,158.67         $673,904.04          $22.00
         3                $58,711.33         $704,535.96          $23.00

         5. Amendment of Base Year. As of September 1, 2005, Article B of the Original Sublease, captioned "Definitions and Basic Terms" is hereby amended at definitions 0.13 and 0.14 to change the Base Year for Expense Stop and Tax Stop from 1998 to 2005.

         6. Renovation Allowance. At the beginning of the Extension Period, Landlord shall make available to Tenant a renovation allowance of One Hundred Eighty Three Thousand Seven Hundred Ninety Two Dollars ($183,792), being Six Dollars ($6) per rentable square foot of the Subleased Premises (the "Renovation Allowance"). Tenant may use the Renovation Allowance to repaint, carpet or otherwise renovate the Subleased Premises, subject to Landlord's approval of the plans and specifications for such renovations and to Tenant's compliance with all provisions of the Sublease relevant to its renovation work. If used in renovation of the Subleased Premises, the Renovation Allowance shall be paid to Tenant or directly to Tenant's contractors within sixty (60) days after Landlord receives evidence of paid invoices representing the work in the case of payment made to Tenant, or detailed invoices and partial or final lien waivers, as applicable, in the case of payments made directly to contractors. If the entire Renovation Allowance is not utilized in renovation of the Subleased Premises, then during the first six months of the Extension Period Tenant shall have the right to credit any unused Renovation Allowance against the Basic Rent due during the first six months of the Extension Period. Any portion of the Renovation Allowance not used for renovations or applied against the Basic Rent by the end of the first six months of the Extension Period shall lapse and Tenant shall have no further rights thereto.

         7. Confession of Judgment. The confession of judgment provisions set forth in the Original Sublease are hereby ratified and restated as follows:

         THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OR AUTHORITY FOR AN ATTORNEY (OR A CLERK OF COURT OR A PROTHONOTARY) TO CONFESS JUDGMENT AGAINST TENANT. SINCE THIS PARAGRAPH REQUIRES TENANT TO WAIVE IMPORTANT DUE PROCESS RIGHTS AND OTHER CONSTITUTIONAL RIGHTS, TENANT AND LANDLORD AGREE THAT IT IS APPROPRIATE FOR TENANT TO PROVIDE A SPECIAL ACKNOWLEDGMENT THAT TENANT WAIVES THOSE RIGHTS KNOWINGLY AND VOLUNTARILY. IN MAKING THIS SPECIAL ACKNOWLEDGMENT, TENANT EXPRESSLY, KNOWINGLY AND VOLUNTARILY MAKES THE FOLLOWING REPRESENTATIONS, ACKNOWLEDGMENTS, AND ASSURANCES (IN WHICH "YOU" SHALL MEAN TENANT OR, IF APPROPRIATE TENANT'S HEIRS, SUCCESSORS AND/OR ASSIGNS):

                  (I) YOU HAVE DISCUSSED WITH YOUR OWN LEGAL COUNSEL THE CONSEQUENCES OF GRANTING THE WARRANTS OR POWERS OF ATTORNEY IN THE SUBLEASE (OR YOU HAVE WILLFULLY AND KNOWINGLY ELECTED NOT TO HAVE SUCH A DISCUSSION WITH AN ATTORNEY WHO REPRESENTS YOU).

                  (II) YOU UNDERSTAND THE CONSEQUENCES OF GRANTING SUCH WARRANTS OR POWERS OF ATTORNEY, INCLUDING BUT NOT LIMITED TO THE FACT THAT YOU ARE THEREBY WAIVING IMPORTANT RIGHTS THAT YOU WOULD OTHERWISE HAVE UNDER THE CONSTITUTIONS OF THE UNITED STATES OF AMERICA AND OF THE COMMONWEALTH OF PENNSYLVANIA.

                  (III) YOU UNDERSTAND THAT AMONG THE RIGHTS YOU WILL WAIVE BY GRANTING SUCH WARRANTS OR POWERS OF ATTORNEY ARE: (A) THE RIGHT TO RECEIVE PRIOR NOTICE OF PROCEEDINGS TO ENFORCE SUCH A JUDGMENT BY HAVING A SHERIFF OR MARSHAL EVICT YOU FROM THE LEASEHOLD SPACE, AND (B) THE RIGHT TO HAVE A HEARING CONDUCTED BEFORE YOU ARE DEPRIVED OF YOUR PROPERTY AS A RESULT OF SUCH ENFORCEMENT PROCEEDINGS.

                  (IV) NO ONE HAS EXERCISED ANY FORCE OR MADE ANY THREATS OR TAKEN ANY ACTS THAT HAVE DEPRIVED YOU OF YOUR FREE WILL IN DECIDING WHETHER TO GRANT SUCH A WARRANT OF ATTORNEY.

                  (V) YOU UNDERSTAND THAT LANDLORD AND ITS ATTORNEYS AND AGENTS ARE RELYING UPON YOUR ASSURANCE THAT THESE ACKNOWLEDGMENTS AND REPRESENTATIONS ARE TRUE.


                             CONFESSION OF JUDGMENT
                             ----------------------
         WARRANT AND POWER OF ATTORNEY TO CONFESS JUDGMENT IN EJECTMENT. WHEN THIS SUBLEASE AND THE TERM THEREOF OR TENANT'S RIGHT TO POSSESSION OF THE SUBLEASED PREMISES SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT BY TENANT HEREUNDER, AND ALSO WHEN THE TERM HEREBY CREATED SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR BEFORE THE PROTHONOTARY, OR CLERK OF COURT, OR ANY OTHER APPROPRIATE REPRESENTATIVE OF THE JUDICIAL SYSTEM IN WHICH ANY ACTION AGAINST TENANT MAY BE BROUGHT BY LANDLORD AGAINST TENANT, AND TO APPEAR AS ATTORNEY FOR TENANT, AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND THEREIN CONFESS JUDGMENT IN ANY SUCH ACTION AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE SUBLEASED PREMISES. THIS SUBLEASE SHALL BE HIS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE SUBLEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULTS, OR UPON THE TERMINATION OF THIS SUBLEASE, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER THE POSSESSION OF SAID SUBLEASED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE SUBLEASED PREMISES AS HEREINBEFORE PROVIDED.

         RELEASE. TENANT HEREBY UNCONDITIONALLY AND FOREVER RELEASES AND WAIVES
         (I) ALL RIGHTS THAT TENANT WOULD OTHERWISE HAVE TO OBJECT TO, INTERFERE WITH, ATTACK, SEEK TO STRIKE OR OPEN, OR SEEK TO STAY THE AFORESAID ENTRY OF JUDGMENT OR JUDGMENTS AND/OR THE AFORESAID ISSUANCE AND CONSUMMATION OF EXECUTION OR EXECUTIONS THEREON, (II) ANY AND ALL ERRORS HERETOFORE OR HEREAFTER COMMITTED BY LANDLORD IN CONNECTION WITH THIS SUBLEASE AND/OR IN CONNECTION WITH LANDLORD'S ENFORCEMENT OF ITS RIGHTS UNDER THIS PARAGRAPH, (III) INQUISITION AND CONDEMNATION OF ANY PROPERTY SEIZED OR LEVIED UPON BY VIRTUE OF SUCH EXECUTION, AND (IV) ANY EXEMPTIONS TO WHICH TENANT WOULD OTHERWISE BE ENTITLED UNDER ANY STATUTE, LAW, ORDINANCE, REGULATION OR RULE OF LAW.

         AFFIDAVIT OF DEFAULT. IN ANY ACTION BROUGHT PURSUANT TO THE FOREGOING WARRANTS AND POWERS OF ATTORNEY TO CONFESS JUDGMENT HEREIN, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE PRIMA FACIE EVIDENCE, AND IF A TRUE COPY OF THIS SUBLEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) SHALL BE FILED IN SUCH SUIT, ACTION OR ACTIONS, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

         8. Confirmation of Security Deposit Requirements. Without limiting the general ratification set forth in Paragraph 10(a) below, Landlord and Tenant hereby confirm that the Security requirements of Section 4 of the Original Sublease shall remain in full force and effect throughout the Extension Period, that the Security is held by Landlord in the form of the Letter of Credit, and that notwithstanding the periodic reduction of the amount of the Security as provided in Section 4.4, the minimum Security (and therefore the minimum amount of the Letter of Credit Security Instrument) shall be not less than $63,922.33 throughout the Extension Period.

         9. Condition to this Amendment. Tenant acknowledges that Duane Morris LLP, another tenant of the Building, presently has the right under its lease to expand its demised premises into the eighth floor of the Building under certain terms and conditions after the expiration of the current term of the Original Sublease. This Amendment, and the obligations and liabilities of the parties hereunder, are subject to Landlord's receipt of a written waiver duly signed by authorized signatories of Duane Morris LLP, in form satisfactory to Landlord, under which Duane Morris LLP waives any rights under its lease to expand its demised premises into the eighth floor of the Building at any time prior to the last day of the Extension Period. Upon receipt of such written waiver Landlord shall notify Tenant. If Landlord does not obtain such written waiver by December 31, 2003, then either Landlord or Tenant has the right to terminate this Amendment by written notice given to the other at any time after December 31, 2003 and prior to the date Landlord obtains such written waiver.

         10. General Provisions.

                  (a) Ratification. The Amended Sublease remains in full force and effect, unmodified except as expressly amended in this Amendment. Without limiting the preceding sentence, the parties again confirm that notwithstanding the termination of the Prime Lease as a result of the bankruptcy of the tenant thereunder, or the expiration of the stated term of the Prime Lease, for purposes of the Amended Sublease the Prime Lease shall be deemed not to have terminated or expired, but shall remain in effect to the purpose of determining the provisions incorporated into the Amended Sublease. If any covenant or condition of this Amendment conflicts with the Amended Sublease, this Amendment shall govern to the extent of the conflict.

                  (b) Entire Agreement; Amendments. The Amended Sublease and this Amendment together constitute the entire agreement of the parties with respect to the Subleased Premises and supersede all prior verbal and written communications. The Sublease may not be further modified or amended unless the modification is in writing and signed by the party against whom enforcement is sought.

                  (c) Captions. Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Amendment.

                  (d) Counterparts. This Amendment may be executed in counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

                  (e) No Broker. Each of Landlord and Tenant represent and warrant to the other that no broker has been involved in the transaction memorialized by this Amendment except for Geis Realty Group, Inc., whose fees shall be paid by Landlord pursuant to a separate written instrument between Landlord and Geis Realty Group, Inc. Each party shall indemnify the other against any breach of this representation and warranty by the indemnifying party.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as a sealed instrument as of the day and year first above written.

                                           17th LUDLOW PROPERTY, L.L.C.,
                                           a Delaware limited liability company

                                           By:  OAKTREE CAPITAL MANAGEMENT, LLC,
                                                its Manager

WITNESS OR ATTEST
                                           By: W. Gregory Geiger
                                               --------------------------------
-------------------------------------          Name: W. Gregory Geiger
                                               Title:



                                           By: Scott Chernoff
                                               --------------------------------
                                               Name: Scott Chernoff
                                               Title:



WITNESS OR ATTEST                          eRESEARCH TECHNOLOGY, Inc.


Anna Marie Pagliaccetti                    By: Bruce Johnson
-------------------------------------          --------------------------------
                                               Name:  Bruce Johnson
                                               Title: Sr. V.P. and CFO